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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2003 relating to the financial statements and financial statement schedules, which appears in Input/Output, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
January 22, 2004
Houston, TX